JOINT FILERS’ SIGNATURES

FRIEDMAN FLEISCHER & LOWE GP II, LLC

By:	/s/ Tully M. Friedman	Date:	6/20/18
Name:	Tully M. Friedman
Title:	Managing Member

FRIEDMAN FLEISCHER & LOWE GP II, L.P.
By:	Friedman Fleischer & Lowe GP II, LLC, its general partner

By:	/s/ Tully M. Friedman	Date:	6/20/18
Name:	Tully M. Friedman
Title:	Managing Member

FRIEDMAN FLEISCHER & LOWE CAPITAL PARTNERS II, L.P.
By:	Friedman Fleischer & Lowe GP II, L.P., its general partner
By:	Friedman Fleischer & Lowe GP II, LLC, its general partner

By:	/s/ Tully M. Friedman	Date:	6/20/18
Name:	Tully M. Friedman
Title:	Managing Member

FFL EXECUTIVE PARTNERS II, L.P.
By:	Friedman Fleischer & Lowe GP II, L.P., its general partner
By:	Friedman Fleischer & Lowe GP II, LLC, its general partner

By:	/s/ Tully M. Friedman	Date:	6/20/18
Name:	Tully M. Friedman
Title:	Managing Member

FFL PARALLEL FUND II, L.P.
By:	Friedman Fleischer & Lowe GP II, L.P., its general partner
By:	Friedman Fleischer & Lowe GP II, LLC, its general partner

By:	/s/ Tully M. Friedman	Date:	6/20/18
Name:	Tully M. Friedman
Title:	Managing Member